As filed with the Securities and Exchange Commission on April 12, 2021

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARK CITY GROUP, INC.
 (Exact name of registrant as specified in charter)

Nevada	37-1454128
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5282 South Commerce Drive, Suite D292 Murray, Utah 84107 (435) 645-2000
(Address and telephone number of principal executive office)

Second Amended and Restated 2011 Employee Stock Purchase Plan, as amended
Full Title of the Plan

Edward L. Clissold Secretary and General Counsel 5282 South Commerce Drive, Suite D292 Murray, Utah 84107 (435) 645-2000
(Name, address and telephone number of agent for service)

with copies to:
Daniel W. Rumsey, Esq.
John P. Kennedy, Esq.
Disclosure Law Group, a Professional Corporation
655 W. Broadway, Suite 870
San Diego, California 92101
(619) 272-7050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, $0.01 par value	$35,000	$5.88	$205,800	$22.46

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 (c) of the Securities Act of 1933, as amended (the “Securities Act”), to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such an event, the number of shares registered shall automatically increase to cover the additional shares in accordance with Rule 416(c).

(2)
This Form S-8 registers 35,000 additional shares of Park City Group, Inc.’s (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), for issuance under the Registrant’s Second Amended and Restated 2011 Employee Stock Purchase Plan, as amended (the “ESPP Plan”).

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities available for distribution under the ESPP Plan. The price is estimated in accordance with Rules 457 (c) and 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee. Our estimate is based on the average high and low prices the Registrant’s Common Stock, as quoted on the NASDAQ Capital Market on April 8, 2021, which is no less than five business days prior to the date of this Registration Statement.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E-
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 35,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Park City Group, Inc. (the “Registrant”), issuable pursuant to the Registrant’s Second Amended and Restated 2011 Employee Stock Purchase Plan, as amended (the “ESPP Plan”). The Shares registered on this Registration Statement, along with shares of Common Stock previously registered on previous Registration Statements on Form S-8 (File Nos. 333-173919,333-183600, 333-190981 and 333-221466) amount to a new total of 335,000 shares of registered Common Stock authorized for issuance under the ESPP Plan as of March 17, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 4, 2011 (File No. 333-173919), August 28, 2012 (File No. 333-183600), September 4, 2013 (File No. 333-190981) and November 9, 2017 (File No. 333-221466).

Item 3.  Incorporation of Documents by Reference.

In addition to the incorporation of the Registrant's previous Registration Statements on Form S-8, as identified above, the Registrant hereby incorporates by reference the documents listed below:

●
The Registrant’s Annual report on Form 10-K for the fiscal year ended June 30, 2020, as filed with the SEC on September 28, 2020;

●
The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, as filed with the SEC on November 16, 2020;

●
The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2020, as filed with the SEC on February 16, 2021;

●
The Registrant's Current Report on Form 8-K, as filed with the SEC on November 19, 2020; and

●
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34941), filed with the SEC on October 29, 2010, including any amendment or report filed with the Commission for the purpose of updating this description..

Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion and Consent of Edward Clissold, Park City Group, Inc. General Counsel
10.1	Amendment No. 2 to the Second Amended and Restated 2011 Employee Stock Purchase Plan of Park City Group, Inc., dated March 17, 2021
23.1	Consent of Haynie & Company

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray, Utah on April 12, 2021.

PARK CITY GROUP, INC.

By: /s/ Randall K. Fields
Randall K. Fields Chairman of the Board, Director and Chief Executive Officer

By: /s/ John R. Merrill
John R. Merrill Chief Financial Officer

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall K. Fields	Chairman of the Board and Director,	April 12, 2021
Randall K. Fields	Chief Executive Officer (Principal Executive Officer)
/s/ John R. Merrill	Chief Financial Officer	April 12, 2021
John R. Merrill	(Principal Financial Officer & Principal Accounting Officer)
/s/ Robert W. Allen	Director	April 12, 2021
Robert W. Allen

/s/ Ronald C. Hodge	Director	April 12, 2021
Ronald C. Hodge

/s/ Peter J. Larkin	Director	April 12, 2021
Peter J. Larkin